                                                                  Exhibit 10.17

                                     IMGIS, INC.
                       10101 North DeAnza Blvd., Suite 210
                                Cupertino, CA 95014



July 22, 1998


Mr. Rex Jackson
60 MacKenzie Place
Danville, CA 94526


Dear Rex:

IMGIS, Inc. (the "Company") is pleased to offer employment to you an the following terms and conditions:

     1. POSITION. You will serve in a full-time capacity In the position of Vice President and General Counsel. Your primary duties will be to perform duties typical and standard of a general counsel and report to Mr. John A. Tanner, Chief Financial Officer and Vice President of Finance.

     2. COMPENSATION. You will be paid an annual salary of $150,000.00 payable in accordance with the Company's standard payroll practices for salaried employees. This salary will be subject to adjustment pursuant to the Company employee compensation policies in effect from time to time.

     3. BENEFITS. As an employee of the Company, you will be entitled to participate in the Company's health Insurance, vacation, and employee benefit plans. A copy of the IMGIS benefit program is attached hereto as ATTACHMENT 1.

     4. OPTIONS. Subject to the approval of the Company's Board of Directors, you will be granted an option to purchase 180,000 shares of the Company's Common Stock at a price per share equal to the fair market value per share on the date the option is granted (not greater than $2.00 per share). The option will be subject to the usual terms and conditions applicable to options granted under an option plan of the Company. The option will be immediately exercisable and the purchasable shares will be subject to repurchase by the Company at the exercise price. The Company's repurchase right will lapse and you will vest in 25% of the option shares after one year of service and the balance will vest monthly over the next thirty-six months, as set forth in the applicable agreement. Options vested start date is effective on employee's date of hire.

     5. PROPRIETARY INFORMATION AND INVENTIONS-AGREEMENT. As with all Company employees. you will be required, as a condition to your employment with the Company, to sign the Company's standard Proprietary Information and INVENTIONS Agreement, a copy of which Is attached hereto as ATTACHMENT 2.

     6. PERIOD OF EMPLOYMENT- Your effective hire date will be July 23, 1998 or before, with a probationary period of 90 days. Your employment with the Company will be "at will", meaning that either you or the Company will be entitled to terminate your employment at any time for any reason, with or without cause. Any contrary representations which may have been made to you are superseded by this offer. This Is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation-saton and benefits, as well as the Company's personnel policies and procedures, may change from time to time, the "at will" nature of your employment may only be changed in an express writing signed by you and approved by the Company's Board of Directors.

     7. OUTSIDE ACTIVITIES. During the period that you render services to the Company, you will not engage in any employment, business or activity that is In any way competitive with the business or proposed business of the Company. or any other gainful employment, business or activity, without the written consent of the Company. You also will not assist any person or organization in competing with the Company or in preparing to engage In competition with the business or proposed business of the Company.

     8. ENTIRE AGREEMENT. This letter and all of the exhibits attached hereto contain all the terms of your employment with the Company and supersede any prior representations or agreements, whether oral or written, between you and the Company.

     9. LAPSE OF REPURCHASE RIGHT. In the event the Company Is acquired wherein the Company is not the surviving entity, then the Company's right to repurchase any shares will be modified in a fashion similar to that described by the offer letter to the current C.E.O. and C.F.O.

     We hope that you find the foregoing terms acceptable. You may indicate your agreement with these terms and accept this offer by signing and dating both the enclosed duplicate original of this letter and the enclosed Proprietary Information and Intentions Agreement and returning them to me.

                                        Very truly yours,

                                        IMGIS, INC.



                                    By: /s/ John A. Tanner
                                        -----------------------------
                                        Tanner
                                        Vice President of Finance and
                                        Chief Financial Officer


I Have Read And Accepted This Employment Offer:



/s/ Rex Jackson
--------------------------------------
Rex Jackson
Date: [illegible], 1998

                                  ATTACHMENT 1

COMPANY BENEFITS OVERVIEW

MEDICAL

Health Insurance:                    Provided by Great West & Kaiser
Plan of Coverage:                    HMO/PPO/POS (out of state)/Kaiser
Deductible:                          $0 for HMO/$250 for PPO
Employer Contribution:               Employee:  100% of HMO & POS/$172 towards PPO
                                     Dependents:  25%
Employee Contribution:               HMO:  $0, $130.77, $257.63
(employee/employee +1,               PPO:  $76.21, $279.00, $499.24
family)                              Kaiser:  Effective 1/1/99 ($0/$112/$228)


DENTAL

Dental Insurance:                    Provided by Phoenix Dental
Plan of Coverage:                    Indemnity or PPO
Annual Maximum:                      $1,000/$3,000
                                     100% Preventive/100% Preventive
                                     80% Basic/90% Basic
                                     50% Major/60% Major
Deductible:                          $50/$150 (not including Preventive)
Employer Contribution:               Employee:  100%
                                     Dependents:  25%


VISION

Vision Insurance:                    Provided by Great West (except if electing Kaiser)
Examination:                         Once each 12 months
                                     $45 maximum
Singles Lenses & Frames or Contact   Once each 12 months
Lenses:                              $100 maximum
Bifocal Lenses & Frames:             Once each 12 months
                                     $115 maximum
Trifocal Lenses and Frames:          Once each 12 months
                                     $125 maximum
Contacts:                            Medical Necessary
                                     $300 maximum
Lenticular Lenses & Frames:          Once each 12 months
                                     $160 maximum
Employer Contribution:               Employee:  100%
                                     Dependents:  25%
Deductible:                          $10

-  Coverage begins the first day of the month following date of hire.

                              ATTACHMENT 1 (CON'T)

COMPANY BENEFITS OVERVIEW

LIFE & AD&D
Life and AD&D Insurance:             Provided by Phoenix Life
Life Schedule:                       100% of Basic Annual Earnings
Maximum Benefit                      $200,000/$165,000 (non-medical w/no evidence of insur.)
Minimum Benefit                      $1,000 per week
Reductions:                          Decrease at age 65 by 35%
                                     Decrease at age 70 by 35%
                                     Decrease at age 75 by 35%
Employer Contribution:               Employee Coverage Only:  100%


SHORT TERM DISABILITY (WEEKLY INDEMNITY)
STD Insurance:                       Provided by Phoenix Life
Benefit Schedule:                    60% of Basic Weekly Earnings
Maximum Benefit:                     $2,000 per week
Minimum Benefit:                     $10 per week
Day Benefits Begin:                  30th day
Maximum Duration:                    9 weeks
Employer Contribution                Employee Coverage Only
                                     100%
Pre-Existing Condition:              3 mos/12 mos

LONG TERM DISABILITY
LTD Insurance:                       Provided by Phoenix Life
Benefit Schedule:                    60% of Basic Weekly Earnings (excluding Commissions/Overtime, Bonuses)
Maximum Benefit:                     $8,500 per month
Minimum Benefit                      $100 per month
Day Benefits Begin                   91st day
Maximum Duration:                    2 years/ADEA I
Pre-Existing Condition:              3 mos/12 mos
Definition of Disability:            2 year Own Occupation/Any Occupation
Employer Contribution:               Employee Coverage Only:  100%

Integration:                         Primary + Family Social Security
-  Coverage begins the first day of the month following date of hire

VACATION

Vacation Accrual Rate:               5.00 per semi-monthly payroll period
Weeks for Year:                      3 weeks per year + 10 holidays for 1999
Accrual Cap:                         160 hours
VACATION DAYS:  1999                 10
New Years Day                        1/1
Martin Luther King                   1/18
Presidents Day                       2/15
Memorial Day                         5/31
Pre-Independence Day                 7/2
Labor Day                            9/6
Thanksgiving Day                     11/25
Day After Thanksgiving               11/26
Christmas Eve                        12/24
New Years Eve                        12/31




SUMMARY FOR 1999
Chiropractic for HMO                 $10.00 co/payment, up to 30 visits
Domestic Partner                     Added to Kaiser/GW & Phoenix, post-tax premium
Mail in-Drug Program                 $10.00 for 3 months-mail in
Kaiser                               HMO w/Vision & Chiropractic
Flex Benefit                         Increased Medical Out-of-Pocket to 5k
                                     Dependent Care stays at 5K
FTO Program                          15 days vacation/sick combined per year/5.00 hour accrual

                                  ATTACHMENT 2

                                   IMGIS, INC.

                                    EMPLOYEE
                             PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT


         The following confirms an agreement between me and IMGIS, Inc., a California corporation (the "Company") entered into as of the date of my employment with the Company (DATE OF HIRE), which has been and remains (both as the date of this letter and hereafter) a material part of the consideration for my employment by the Company:

         1. I understand that the Company possesses and will possess Proprietary Information which is important to its business. For purposes of this Agreement, "Proprietary Information" is information that was or will be developed, created, or discovered by or on behalf of the Company, or which became or will become known by, or was or is conveyed to the Company, which has commercial value in the Company's business. "Proprietary Information" includes, but is not limited to, information about circuits, layouts, algorithms, trade secrets, computer programs, designs technology, ideas, know-how, processes, formulas, compositions, data, techniques, improvements, inventions (whether patentable or not), works of authorship, business and product development plans, the salaries and terms of compensation of other employees, customers and other information concerning the Company's actual or demonstrably anticipated business, research or development, or which is received in confidence by or for the Company from any other person. I understand that my employment creates a relationship of confidence and trust between me and the Company with respect to Proprietary Information.

         2. I understand that the Company possesses or will possess "Company Materials" which are important to its business. For purposes of this Agreement, "Company Materials" are documents or other media or tangible items that contain or embody Proprietary Information or any other information concerning the business, operations or plans of the Company, whether such documents have been prepared by me or others. "Company Materials" include, but are not limited to, blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, tapes or printouts, sound recordings and other printed, typewritten or handwritten documents, as well as samples, prototypes, models, products and the like.

         3. In consideration of my employment by the Company and the compensation received by me from the Company from time to time, I hereby agree as follows:

            a. All Proprietary Information and all title, patents, patent rights, copyrights, mask work rights, trade secret rights, and other intellectual property and rights anywhere in the world (collectively "Rights") in connection with Proprietary Information shall be the sole property of the Company. I hereby assign to the Company any Rights I may have or acquire in such Proprietary Information. At all times, both during the employment by the Company and after its termination, I will keep in confidence and trust and will not use or disclose any Proprietary Information or anything relating to it without the prior written consent of an officer of the Company.

            b. All Company Materials shall be the sole property of the Company. I agree that during my employment by the Company, I will not remove any Company Materials from the business premises of the Company or deliver any Company Materials to any person or entity outside the Company, except as I am required to do in connection with performing the duties of my employment. I further agree that, immediately upon the termination of my employment by me or by the Company for any reason, or during my employment if so requested by the Company, I will return all Company Materials, apparatus, equipment, and other physical property, or any reproduction of such property, except only my personal copies of (i) records relating to my compensation; (ii) any materials previously distributed generally to stockholders of the Company; (iii) this Agreement; (iv) performance reviews; (v) letters of commendation, recognition of reward; (vi) notifications of performance or attendance problems; (vii) documents regarding benefits such as medical continuation, retirement, 401(K) investments and the like; (viii) copies of expense reports filed by me for reimbursement by the Company; and (ix) any other document contained in my personal file that was signed by me.

            c. I will promptly disclose in writing to my immediate supervisor or to any persons designated by the Company, all "Inventions", (which term includes improvements, inventions, works of authorship, trade secrets, technology, mask works, circuits, layouts, algorithms, computer programs, formula, compositions, ideas, designs, processes, techniques, know-how and data, whether or not patentable) that are both (i) made or conceived or reduced to practice or developed by me, either alone or jointly with others, during the term of my employment and (ii) specified to be owned by the Company in Section 3.d below. I will not disclose Inventions covered by Section 3.d to any person outside the Company unless I am requested to do so by management personnel of the Company.

            d. I agree that all inventions which I make, conceive, reduce to practice or develop (in whole or in part, either alone or jointly with others) during my employment shall be the sole property of the Company to the maximum extent permitted by Section 2870 of the California Labor Code, a copy of which is attached and I hereby assign such Inventions and all Rights therein to the Company. No assignment in this Agreement shall extend to inventions, the assignment of which is prohibited by Labor Code section 2870. The Company shall be the sole owner of all Rights in connection therewith.

            e. I agree to perform, during and after my employment, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company's expense, in evidencing, perfecting, obtaining, maintaining, defending and enforcing Rights and/or my assignment with respect to such Inventions in any and all countries, provided that I shall not be obligated to spend more than a reasonable amount of time. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents, as my agents and attorneys-in-fact to act for and in my behalf and instead of me, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effects as if executed by me.

            f. Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral Rights"). To the extent such Moral Rights cannot be assigned under applicable and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, I hereby wave such Moral Rights and consent to any action of the Company that would violate such Moral Rights in the absence of such consent. I will confirm any such waivers and consents from time to time as requested by the Company.

            g. I have attached hereto a complete list of all existing Inventions to which I claim ownership as of the date of this Agreement and that I desire to specifically clarify are not subject to this Agreement and I certify that since the date of my employment with the Company I have made no Inventions that are not subject to this Agreement.

            h. During the term of my employment and for one (1) year thereafter, I will not solicit any employee or consultant of the Company to leave the Company for any reason. However, this obligation shall not affect any responsibility I may have as an employee of the Company with the respect to the bona fide hiring and firing of Company personnel.

            i. I agree that during my employment with the Company I will not engage in any employment, business, or activity that is in any way competitive with the business or proposed business of the Company, and I will not assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or demonstrably anticipated business of the Company. The provisions of this paragraph shall apply both during normal working hours and at all other times including, but not limited to, nights, weekends and vacation time, while I am employed at the Company.

            j. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree that I will not enter into, any agreement either written or oral in conflict herewith or in conflict with my employment with the Company.

         4. I agree that this Agreement is not an employment contract and I have the right to resign and the Company has the right to terminate my employment at any time, for any reason, with or without cause.

         5. I agree that this Agreement does not purport to set forth all of the terms and conditions of my employment, and that as an employee of the Company I have obligations to the Company which are not set forth in this Agreement.

         6. I agree that my obligations under paragraph 3(a) through 3(f) and paragraph 3(h) of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that the Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine.

         7. I agree that any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable California law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms.

         8. This Agreement shall be effective as of the date of my employment with the company and Sections 3(a) through 3(f) shall be binding upon me, my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its subsidiaries, successors and assigns.

         9. The Agreement can only be modified by a subsequent written agreement executed by the President of the Company.

         10. This Agreement supersedes all proposals and agreements, oral or written, all negotiations, conversations and discussions between or among the parties relating to the subject matter of this agreement and all past dealing or industry custom, at any time before the date of this letter.

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE COUNTERPART WILL BE RETAINED BY THE COMPANY AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

___________________________________                           Date:___________
(NAME OF EMPLOYEE)

Accepted And Agreed to:

IMGIS, INC.


By: ___________________________________                       Date:___________
     John A. Tanner
     Vice President of Finance and
       Chief Financial Officer

                                  ATTACHMENT A




(NAME OF EMPLOYEE)



To Whom it May Concern:


         1. The following is a list of Inventions relevant to the subject matter of my employment by IMGIS, Inc. (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others that I desire to clarify are not subject to the Company's Proprietary Information and Inventions Agreement.

___      No Inventions

___      See below:







___      Additional sheets attached


         2. I propose to bring to my employment the following materials and documents of a former employer:

___      No Materials or documents

___      See below:





___________________________________                  Date: ____________
(NAME OF EMPLOYEE)

                                    ATTACHMENT B



         Section 2870. APPLICATION OF PROVISION PROVIDING THAT EMPLOYEE SHALL ASSIGN OR OFFER TO ASSIGN RIGHTS IN INVENTION TO EMPLOYER.

                  (a) Any provision in an employment agreement which provides that an employee will assign, or offer to assign any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                      (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

                      (2) Result from any work performed by the employee for his employer.

                  (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.